Entity Name	DBA	State of Incorporation
ConcertoCare PACE of Bakersfield, LLC	InnovAge California PACE - Bakersfield	Delaware
ConcertoHealth PACE of Los Angeles, LLC	InnovAge California PACE - Crenshaw	Delaware
InnovAge California PACE - Inland Empire, LLC		Delaware
InnovAge California PACE - Los Angeles, LLC		Delaware
InnovAge California PACE - Sacramento, LLC		Delaware
InnovAge Florida PACE II, LLC	InnovAge Florida PACE - Orlando	Delaware
InnovAge Florida PACE, LLC	InnovAge Florida PACE - Tampa	Delaware
InnovAge Greater Colorado PACE - Loveland, LLC	InnovAge Greater Colorado PACE - Loveland	Colorado
InnovAge Holding Corp.		Delaware
InnovAge Investment Holdings, LLC		Delaware
InnovAge Pennsylvania LIFE, LLC	InnovAge Pennsylvania LIFE - Allegheny InnovAge Pennsylvania LIFE - Pennypack InnovAge Pennsylvania LIFE - Henry Ave. InnovAge Pennsylvania LIFE - St Bart's	Pennsylvania
InnovAge Senior Housing - Thornton (Managing Member), LLC		Colorado
InnovAge Senior Housing Thornton II, LLC		Colorado
InnovAge Senior Housing, Thornton LLC		Colorado
InnovAge Virginia PACE - Charlottesville, LLC	InnovAge Virginia PACE - Blue Ridge	Virginia
InnovAge Virginia PACE - Roanoke Valley, LLC	InnovAge Virginia PACE - Roanoke	Virginia
InnovAge Virginia PACE II, LLC	InnovAge Virginia PACE - Richmond InnovAge Virginia PACE - Peninsula	Virginia
Innovative Care Management, Inc.	InnovAge Care Management	Delaware
Senior Life at Home II, LLC		Colorado
Senior Life at Home, LLC		Colorado
Seniors! Inc.		Colorado
TCO Eastern Holdings, LLC		Delaware
TCO Intermediate Holdings, Inc.		Delaware
TCO Midwestern Holdings, LLC		Delaware
TCO Western Holdings, LLC		Delaware
TLC Inland, LLC		Delaware
Total Community Care, LLC	InnovAge New Mexico PACE	Colorado
Total Community Options, Inc.	InnovAge	Colorado

Total Longterm Care Solutions, LLC	InnovAge - Lowry	Colorado
Total Longterm Care, Inc.	InnovAge Colorado PACE - Denver
InnovAge Colorado PACE - Lakewood
InnovAge Colorado PACE - Thornton
InnovAge Colorado PACE - Aurora
InnovAge Colorado PACE - Loveland
InnovAge Colorado PACE - Pueblo
	InnovAge California PACE - Inland Empire	Colorado